STATE OF WYOMING * SECRETARY OF STATE
ED MURRAY
BUSINESS DIVISION
2020 Carey Avenue, Cheyenne, WY 82002-0020
Phone 307-777-7311 · Fax 307-777-5339
Website: http://soswy.state.wy.us · Email: business@wyo.gov

Filing Information

Please note that this form CANNOT be submitted in place of your Annual Report.

Name	**MAYFLOWER INVESTMENT GROUP, INC.**		
Filing ID	**2016-000706621**		
Type	Profit Corporation	Status	Active

General Information

Old Name		Sub Status	Current
Fictitious Name		Standing - Tax	Good
		Standing - RA	Good
Sub Type		Standing - Other	Good
Formed in	Wyoming	Filing Date	02/16/2016 4:27 PM
Term of Duration	Perpetual	Delayed Effective Date	
		Inactive Date	

Share Information

Common Shares	20,000,000	Preferred Shares		Additional Stock	N
Par Value	0.0010	Par Value	0.0000		

Principal Address

429 Plumb Lane
Reno, NV 89509

Mailing Address

1623 Central Ave Ste 145
Cheyenne, WY 82001

Registered Agent Address

LEGALINC CORPORATE SERVICES INC.
1623 Central Ave Ste 145
Cheyenne, WY 82001

Parties

Type	Name / Organization / Address
Incorporator	Jordan Tyler

Notes

Date	Recorded By	Note

Filing Information

Please note that this form CANNOT be submitted in place of your Annual Report.

Name	**MAYFLOWER INVESTMENT GROUP, INC.**		
Filing ID	**2016-000706621**		
Type	Profit Corporation	Status	Active

Most Recent Annual Report Information

Type	Original			AR Year	2017
License Tax	$50.00	AR Exempt	N	AR ID	02509958
AR Date	5/30/2016 4:22 PM				
Web Filed	Y				

Officers / Directors

Type	Name / Organization / Address
President / Director	Hamon Francis Fytton PO BOX 480683, Ft Lauderdale, FL 33348
Treasurer / Director	Fred Sciemann 429 Plumb Lane, Reno, NV 89509

Principal Address	**Mailing Address**
429 Plumb Lane Reno, NV 89509	1623 Central Ave Ste 145 Cheyenne, WY 82001

Annual Report History

Num	Status	Date	Year	Tax
02509958	Original	05/30/2016	2017	$50.00

Principal Address 1 Changed From: 1623 Central Ave Ste 145 To: 429 Plumb Lane
Principal City Changed From: Cheyenne To: Reno
Principal State Changed From: WY To: NV
Principal Postal Code Changed From: 82001 To: 89509

Amendment History

ID	Description	Date
See Filing ID	Initial Filing	02/16/2016